Exhibit 99.1

JoS. A. Bank Clothiers Sets Conference Call to Discuss Fiscal 2005 Results;
               Company Reaffirms Prior Earnings Guidance

    HAMPSTEAD, Md.--(BUSINESS WIRE)--March 31, 2006--JoS. A. Bank Clothiers, Inc. (Nasdaq National Market:JOSB) announces today that it has set a conference call to be held on Thursday, April 13, 2006 at 11:00 a.m. Eastern Time to discuss its results for the fiscal year ended January 28, 2006 (fiscal 2005). The call has been re-scheduled to be held concurrently with or subsequent to the filing of the Company's Annual Report on Form 10-K, which is due by April 13, 2006.
    The Company also reaffirmed its prior earnings guidance which was provided on February 2, 2006. As such, the Company expects earnings per share for fiscal 2005 to be at least $1.92 (adjusted for stock dividend), representing at least a 39% increase when compared with earnings per share of $1.38 (adjusted for stock dividend) in fiscal year 2004.
    All earnings per share amounts in this news release represent diluted earnings per share adjusted for the 25% stock dividend that the Company announced on December 14, 2005, under which shareholders of record as of January 27, 2006 received one additional share of common stock for each four shares then owned.

    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 327 stores in 40 states and the District of Columbia, a nationwide catalog, and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, MD, and its common stock is listed on the Nasdaq National Market under the symbol "JOSB."

    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, the successful implementation of the Company's growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of lease sites for new stores, the ability to source product from its global supplier base and other competitive factors. Other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 29, 2005. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates and projections. These risks should be carefully reviewed before making any investment decision.

    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead
             David E. Ullman, EVP/CFO, 410-239-5715
             or
             Investor Relations Voicemail, 410-239-5900

             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com